SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant To Section 14(A) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

                [ ] Preliminary Proxy Statement
                [ ] Confidential, for Use of the Commission
                       Only (as permitted by Rule 14a-6(e)(2))
                [X] Definitive Proxy Statement
                [ ] Definitive Additional Materials
                [ ] Soliciting Material Pursuant to ss.240.14a-12



                              THERMODYNETICS, INC.
                (Name of Registrant as Specified In Its Charter)


          ------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

     [ ]  Fee paid previously with preliminary materials:

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:
                                      ------------------------------------------
          (2)  Form, Schedule or Registration Statement No.:
                                                            --------------------
          (3)  Filing Party:
                            ----------------------------------------------------
          (4)  Date Filed:
                          ------------------------------------------------------

TDYN Proxy Oct 30, 2003 (PROXY)

[Thermodynetics logo]



                              THERMODYNETICS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



                                OCTOBER 30, 2003

     The Annual Meeting of Stockholders of Thermodynetics, Inc. (the "COMPANY") for the fiscal year ended March 31, 2003 will be held at the Company's principal offices at 651 Day Hill Road, Windsor, Connecticut 06095 on Thursday, October 30, 2003 at 9:30 A.M. (EST) for the purpose of considering and acting upon the following matters:

          1.   Election of five (5) directors (Proposal One).

          2. Such other business as may properly come before the meeting or any adjournment thereof.

     Pursuant to the provisions of the By-Laws, the Board of Directors has fixed the close of business on September 2, 2003 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the meeting or any adjournment thereof.

     Stockholders who do not expect to be present in person at the meeting are urged to date and sign the enclosed proxy and promptly mail it in the accompanying postage-paid envelope. A prompt response will avoid the cost to the Company of additional mailings of proxy solicitations.

                                          By Order of the Board of Directors

                                          THERMODYNETICS, INC.


                                          Robert A. Lerman
                                            PRESIDENT & CEO

September 9, 2003
Windsor, Connecticut 06095

     PLEASE COMPLETE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING BUT WILL, HOWEVER, HELP TO ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

[Thermodynetics logo]







                            ------------------------

                              THERMODYNETICS, INC.

                                 PROXY STATEMENT

                            ------------------------




     This Proxy Statement is first being mailed to Stockholders on or about September 9, 2003 in connection with the solicitation of proxies by the Board of Directors to be used at the Annual Meeting of Stockholders of Thermodynetics, Inc., a Delaware corporation (the "COMPANY"), to be held on Thursday, October 30, 2003 at the Company's principal offices at 651 Day Hill Road, Windsor, Connecticut 06095 at 9:30 A.M. (EST).

     Accompanying this Proxy Statement is a Notice of Annual Meeting of Stockholders, a form of Proxy for such meeting and the Company's Annual Report for the fiscal year ended March 31, 2003 including financial statements with respect to such year. All proxies which are properly filled in, signed and returned to the Company in time will be voted in accordance with the instructions thereon. Such proxies may be revoked by any stockholder prior to the exercise thereof and stockholders who are present at the meeting may withdraw their proxies and vote in person if they so desire. The Board of Directors has fixed the close of business on September 2, 2003 as the record date for the determination of stockholders who are entitled to notice of, and to vote at the meeting or any adjournment thereof.

     The expense of preparing, assembling, printing and mailing the form of proxy and the material used in solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of its officers and regular employees (who will receive no additional compensation therefor) to solicit proxies personally, and by telephone and other communication mediums. The Company has requested banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies and may reimburse such persons for their services in doing so.

     VOTE REQUIRED, PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT - The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the meeting. Election of directors (Proposal One) requires the affirmative vote of a majority of the votes cast by the holders of Common Stock present in person or by proxy at the meeting.

     As of the record date, the Company had 18,226,178 shares of its Common Stock issued and outstanding, the holders of which are entitled to one vote per share.

     The following table sets forth, as of the record date, the number of shares of the Company's Common Stock owned beneficially to the knowledge of the Company, by each beneficial owner of more than 5% of such Common Stock, by each director, and by all officers and directors of the Company as a group.

                      Thermodynetics, Inc. Proxy Statement
                                     Page 2


Name and Address(1)               Amount and Nature                 Percent of
of Beneficial Owner               of Beneficial Ownership           Class Owned
-------------------               -----------------------           -----------

DIRECTORS AND OFFICERS

Robert A. Lerman                  4,439,150      shs (2)               24.4%
John F. Ferraro                   4,121,581      shs (2)(6)            22.6%
Anthony C. Mirabella                266,790      shs(3)                 1.5%
John J. Hughes                       25,000      shs(3)                 0.1%
Fred H. Samuelson                    25,000      shs(3)                 0.1%
Robert I. Lieberman                 127,739      shs (4)                0.7%

All officers and                  9,005,260      shs (5)(6)            49.4%
directors as a group
(six persons)

OTHER 5% SHAREHOLDERS
    None

----------
     (1) The address of all officers and directors is c/o the Company, 651 Day Hill Road, Windsor, CT 06095.

     (2) Includes 152,008 shares held for Mr. Lerman and 90,419 shares held for Mr. Ferraro in trust under the Company's 401(k) Plan, respectively; includes 244,525 shares held by the spouse of Mr. Lerman, and 33,360 shares held by the spouse of Mr. Ferraro, respectively; excludes the aggregate 1,470,005 shares held in trust by the trustees of the 401(k) Plan for all of the participating employees.

     (3) Excludes the aggregate 1,470,005 shares held in trust by the trustees of the 401(k) Plan for all of the participating employees.

     (4)  Includes 16,939 shares held in trust under the Company's 401(k) Plan.

     (5) Includes an aggregate 259,366 shares held in trust under the Company's 401(k) Plan for each respective officer's account; excludes the aggregate 1,470,005 shares held in trust by the trustees of the 401(k) Plan for all of the participating employees. Includes 244,525 shares held by the spouse of Mr. Lerman, and 33,360 shares held by the spouse of Mr. Ferraro.

     (6) The John F. Ferraro Defined Benefit Pension Plan and Trust holds 1,370,000 shares; Mr. Ferraro, as Trustee of that pension plan, has full voting authority over such shares which have been included Mr. Ferraro's aggregate beneficial ownership calculation.

     Holders of an aggregate of 18,226,178 shares of the Company's Common Stock are entitled to notice of and to vote at the Annual Meeting of Stockholders. The Company's officers and directors, who have the right to vote an aggregate 9,005,260 shares representing forty-nine and four-tenths of one percent (49.4%) of all shares which are entitled to be voted, have stated their intentions to vote their shares FOR Proposal One.


                       ACTIONS TO BE TAKEN AT THE MEETING
                              ELECTION OF DIRECTORS
                                 (PROPOSAL ONE)

     All directors shall serve until his successor is elected and is qualified. The shares represented by proxies will be voted in favor of the election of the nominees named below as directors. Authority to vote for the election of directors shall be deemed granted by proxy unless specifically withheld. The Board of Directors has no reason to believe that any of the nominees for the office of director will not be available for election as a director. However, should any of them become unwilling or unable to serve as a director, it is intended that the individuals named in the enclosed proxy may vote for the election of such other person as the Board of Directors may recommend. The Company does not have a nominating, an audit or a compensation committee. During the fiscal year ended March 31,

                      Thermodynetics, Inc. Proxy Statement
                                     Page 3


2003 the Company's Board of Directors held a total of four (4) meetings and each of the directors attended at least 75% of the meetings held while a director.

NOMINEES FOR ELECTION AS DIRECTORS

                                                                  Officer or
Name                   Age  Position                              Director Since
----                   ---  --------                              --------------
Robert A. Lerman       68   President, Chief Executive Officer
                            and Director                              1979
John F. Ferraro        69   Chairman of the Board and Secretary       1979
Anthony C. Mirabella   62   Director                                  1985
John J. Hughes         76   Director                                  2003
Fred H. Samuelson      71   Director                                  2003
Robert I. Lieberman    49   Treasurer and Chief Financial Officer     1986

PRINCIPAL OCCUPATIONS OF DIRECTORS AND NOMINEES DURING THE PAST FIVE YEARS

          ROBERT A. LERMAN holds the degrees of Bachelor of Mechanical Engineering, College of the City of New York (1957), Master of Science in
Mathematics,  Adelphi  College  (1961),  and  Master of  Science  in  Electrical
Engineering, University of Connecticut (1964). In 1979, Mr. Lerman was elected Treasurer and a Director and in 1980 President of the Company. Since 1981, Mr. Lerman has been President and a Director of the Company, and was appointed Chief Executive Officer in June, 2002. Mr. Lerman co-authored the text book, NONLINEAR SYSTEMS Dynamics, which was published in 1992 by Van Nostrand Reinhold, New York, New York. In 1997, Mr. Lerman became President and a Director of Pioneer Ventures Corp. ("PVC") and a manager of Ventures Management Partners LLC --- ("VMP"), the general partner of Pioneer Ventures Associates Limited Partnership ("PVALP"), a partnership formed ----- for the purpose of providing venture capital financing to other companies. In 1998, Mr. Lerman became a director of Initio, Inc., Tristar Corporation, and Energy Brands, Inc.; Mr. Lerman resigned his position as a director of Tristar and Energy Brands in 2002. Mr. Lerman also serves as a consultant to other companies none of which are competitive with the Company. See "Certain Transactions".

          JOHN F. FERRARO holds the degree of Bachelor of Science in Industrial Engineering, New York University (1962). In 1979, Mr. Ferraro was elected Secretary and a Director of the Company. Since 1981, Mr. Ferraro has been Chairman of the Board of the Company. In 1997, Mr. Ferraro became Secretary and a Director of PVC and a manager of VMP, the general partner of PVALP. In 1998 Mr. Ferraro became a director of American Interactive Media, Inc. In 1999 he became a director of America's Shopping Mall, Inc. Mr. Ferraro became a director of Fidelity First Financial Corp. serving in 1998, and later in 2000 through May 14, 2003. See "Certain Transactions".

          ANTHONY C. MIRABELLA holds the degrees of Bachelor of Mechanical Engineering, Stevens Institute of Technology (1962) and Master in Business Administration, Western New England College (1969). He was elected a Director of the Company in 1985. Mr. Mirabella was employed by Connecticut Natural Gas
Corporation ("CNG") from 1971 to 2000, and last served as a Senior Vice President of CNG, responsible for the Energy Network, Inc. and its district heating and cooling operations. Mr. Mirabella has been engaged as a consultant to the Company at the rate of $750 per day to assist the Company in developing an overseas HVAC project; no material amounts have accrued or been paid as of June 10, 2003.

          JOHN J. HUGHES was appointed a Director of the Company in March, 2003. Mr. Hughes was the founder, and served from 1970 through 1990 as the president and chief executive officer of East Windsor Metal Fabricating Inc. ("EW"); Mr. Hughes continues to provide services on a consulting basis to EW.

          FRED H. SAMUELSON was appointed a Director of the Company in March, 2003. Mr. Samuelson holds the degree of Bachelor of Science of Mechanical Engineering, University of Connecticut (1954); and completed a portion of the masters curriculum. Mr. Samuelson was the founder, and served from 1982 through 2001 as the president of Samuelson Engineering Inc., a cutting tools supplier and mechanical components design consultant.

                      Thermodynetics, Inc. Proxy Statement
                                     Page 2


         EXECUTIVE OFFICERS WHO ARE NOT NOMINEES FOR DIRECTOR

          ROBERT I. LIEBERMAN is a certified public accountant. He holds the degree of Bachelor of Science in Accounting and Business Administration from the State University of New York (1975). Mr. Lieberman joined the Company as corporate controller in 1986, in 1987 was elected Controller and Chief Financial Officer, and in 1992 was elected Treasurer. In 1995 Mr. Lieberman was elected President of Turbotec Products, Inc., and in 2003 he was elected President of Vulcan Industries, Inc., both of which are the Company's principal operating subsidiaries.

CERTAIN RIGHTS TO PROCEEDS

          Two of the Company's directors, Messrs. Lerman and Ferraro, currently own 656,334 shares in which the Company has certain rights to the proceeds to be received upon the sale of such shares which they received pursuant to 1984 stock subscription agreements, as amended in 1988, 1994, and 2002. Upon the sale of any of these shares, the selling director shall pay directly to the Company at the time of receipt of the net proceeds of such sale, an amount equal to (i) such net sales proceeds (up to a maximum of $0.40 per share) less (ii) the purchase price paid by the subscriber for each share sold (approximately $0.21 per-share). The directors retain full voting and dispositive control over these shares. The Company has no other rights with respect to such shares. On October 22, 2002 the board amended these rights to expire and terminate on January 1, 2004, provided such directors do not sell any shares bearing such proceeds rights through December 31, 2003.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          At the fiscal year end and through the date hereof, the Company had not received any reports from any director, officer or principal shareholder which indicated on the report, or by calculation based on the transaction and receipt dates, or is not otherwise aware, that any report required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 was not filed on a timely basis.

REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

          The following table sets forth on an accrual basis for the three most recent fiscal years, the remuneration of each of the Company's executive officers whose remuneration exceeded $100,000 and for all officers of the Company as a group.

                                            SUMMARY COMPENSATION TABLE

                                                                          Long Term Compensation
                                            Annual             -------------------------------------------------
                                         Compensation                  Awards           Payouts    Other
                                      --------------------------------------------------------------------------
                                                                                                        Company
                          Fiscal                       Other          Stock     Options/      LTIP       401(K)
Name/Position             Year        Salary/Bonus     Compensation  Awards     SARS          Payouts   Contrib.
-------------             ------      ------------     ------------  ------     --------      -------   --------
ROBERT A. LERMAN(1)       2003         $291,750(2)      $3,612       $2,500        0 shs         $0      $1,927
President, CEO            2002         $193,113(2)      $3,612       $9,741        0 shs         $0        $967
& Director                2001         $173,207(2)      $4,726           $0        0 shs         $0      $1,099

JOHN F. FERRARO (1)       2003         $241,249(2)      $3,118       $2,500        0 shs         $0        $825
Chairman of the Board,    2002         $193,113(2)      $3,575       $9,741        0 shs         $0        $837
Secretary & Director      2001         $173,207(2)      $3,575           $0        0 shs         $0        $489

ROBERT I. LIEBERMAN(3)    2003         $161,732(3)      $7,263       $2,500        0 shs         $0          $0
Treasurer and CFO &       2002         $131,819         $7,238           $0        0 shs         $0          $0
President of Turbotec     2001         $127,788         $7,978           $0        0 shs         $0          $0

----------

     (1) Messrs. Lerman and Ferraro entered into five-year employment contracts with the Company effective April 1, 1996, which agreements were each extended for an additional five-year term under the provisions of the 1996 agreements. Each employment contract provides for a basic salary with an annual increase at April 1st of each year based on increases in the Consumer Price Index. Each employment contract requires the Company to provide medical insurance coverage for the employee as well as $50,000 of group term insurance, and $1,500,000 of additional life insurance. During the fiscal year ended March 31, 2003, the

                      Thermodynetics, Inc. Proxy Statement
                                     Page 5


          Company paid $108,909 in net premiums on the two life insurance policies which provide that upon death or surrender of the policy, the Company will be repaid by the insurer and/or the insured the greater of the aggregate net premiums paid by the Company or death benefit proceeds in excess of $1,500,000. At March 31, 2003, the amount receivable for premiums paid on the policies was $860,478. In addition, each employment contract contained a provision providing that in the event of disability, the employee will receive disability payments of $100,000 per year for ten years (with proportional reductions in the event of partial disability); and $6,500 per year for tax planning services. The contract may be terminated by the employee on 120 days prior written notice. The contract may also be terminated by the Company in which event the employee will be paid termination compensation equal to $100,000 annually for ten years; in the event there is a change in control of the Company and the employee is terminated, the employee shall receive twice the amount of termination compensation which would otherwise be due.

     (2) In 2003, 2002, and 2001, Mr. Lerman received cash bonuses of $75,000, $25,000, and $10,000, respectively. In 2003, 2002, and 2001,
          Mr. Ferraro received cash bonuses of $25,000, $25,000, and $10,000, respectively.

     (3) Mr. Lieberman entered into a five year employment contract with the Company's primary operating subsidiary effective April 1, 1996 which has been renewed on a year-to-year basis. The contract provides for a base salary and bonus pay based on performance targets established by the board of directors. The employment contract requires the Company to provide certain other benefits including life and disability insurance, subject to a maximum cost per year. The contract provides termination for "cause" immediately or by the employee on 90 days prior written notice. The contract also provides for termination by the Company in which event the employee would be paid termination compensation for 180 days.
     ----------

     For the fiscal year ending March 31, 2004, the Company anticipates paying aggregate direct remuneration (based on current salaries and anticipated bonuses) of approximately $600,000 to all officers as a group (three persons) of which Messrs. Lerman and Ferraro will each be paid approximately $220,000, Mr. Lieberman will be paid approximately $160,000.

     During the fiscal year ended March 31, 2003, aggregate directors' fees of $6,000 and stock bonus awards of 75,000 shares valued at an aggregate of $2,500, were paid to the Company's three directors who are not officers or employees. It is anticipated that such directors will be paid an aggregate of approximately $14,000 in directors' fees in the fiscal year ending March 31, 2004. Directors' fees for each nonemployee director are paid at the rate of $3,000 per annum plus $500 per meeting or action taken in lieu of a meeting, plus expenses. One non-employee director has also been engaged as a consultant to the Company at the rate of $750 per day to assist the Company with developing one particular overseas project; no material amounts have accrued or been paid as of June 10, 2003.

INCENTIVE STOCK OPTIONS

          2002 INCENTIVE STOCK OPTION PLAN - On October 22, 2002, the Company's stockholders approved the adoption of the Company's 2002 Incentive Stock Option Plan (the "2002 ISO PLAN") reserving 500,000 shares of the Company's Common Stock for issuance pursuant to incentive stock options qualified under the U.S. Internal Revenue Code of 1986 which may be granted under the 2002 ISO Plan at exercise prices at least equal to 100% of the fair market value of the Common Stock on the date of the effective date of the grant of the option.

     At June 10, 2003 no ISOs under the 2002 ISO Plan were outstanding. No options under the 2002 ISO Plan were granted in fiscal year ended March 31, 2003. The 2002 ISO Plan will expire on July 31, 2012.

NON-QUALIFIED STOCK INCENTIVE PLAN

          2002 NON-QUALIFIED STOCK INCENTIVE PLAN - On October 22, 2002, the Company's stockholders approved the adoption of the Company's 2002 Non-Qualified Stock Incentive Plan ("2002 NQ PLAN") reserving 500,000 shares of the Company's Common Stock for issuance pursuant to the 2002 NQ Plan in the form of stock options, stock bonus, or stock appreciation rights ("SAR"). The purchase price for the exercise of shares subject to any option shall not be less than 33.33% of the fair market value ("FMV") of the shares of common stock of the Company on the effective date of the option and in no event shall be less than the par value of the common stock; the value of the shares subject to any bonus shall be equal in value to a fixed dollar amount and such value shall not be less than 33.33% of the FMV of the shares of common stock of the Company on the effective date of the bonus and in no event shall be less than the par value of the common stock; the value of an SAR award of stock is equal to or less than (as the Board may determine) the excess of the FMV of one share of stock on the date of the exercise of the SAR less the FMV of one

                      Thermodynetics, Inc. Proxy Statement
                                     Page 6


share of stock on the effective date of the award, the result of which is multiplied by the number of shares with respect to which the SAR shall have been exercised. The 2002 NQ Plan will expire on December 31, 2012.

     No stock incentives were issued under the 2002 NQ Plan in fiscal year ended March 31, 2003.

     OPTION GRANTS IN LAST FISCAL YEAR. No options were granted in the last fiscal year.

AGGREGATED EXERCISES

     AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR END OPTION/SAR VALUES - No options were exercised during fiscal year ended March 31, 2003 to purchase common stock of the Company. An aggregate of 340,228 options expired unexercised on September 30, 2002. No options are currently outstanding. The aggregated option exercise values at fiscal year-end held by the executive officers equals zero.

STOCK BONUSES

     MARCH 27, 2003 STOCK BONUSES - On March 4, 2003 the Company's Board of Directors approved the award of an aggregate of 195,000 shares ("2003 STOCK BONUS") effective March 27, 2003. The bonuses were valued at a price per share of $0.033 which equaled one-third of the closing price in the over-the-counter market on March 27, 2003. Of the total 195,000 shares, the five directors and one officer of the Company were issued 25,000 shares each, and 45,000 shares were reserved for issuance to three employees. See also Item 5(d), Item 10(k) and Item 12.

     The compensation values of the stock bonuses received by the named executive officers and directors of the Company during the last three fiscal years are reflected in the Summary Compensation Table at the column labeled "Restricted Stock Awards".

EMPLOYEE RETIREMENT SAVINGS PLAN

The Company has determined its matching contributions to the Thermodynetics, Inc. 401(k) Retirement Savings Plan (the "401(K) PLAN") for the plan year ending December 31, 2003 will equal a maximum of 300,000 shares of the Company's common stock, provided that the value of such grant does not exceed $35,000 at a one-third valuation of the market price. See Note 16 of Notes to Consolidated Financial Statements. The assets of the 401(k) Plan are held in trust for the exclusive benefit of the participants by the trustees of the Plan, Messrs. Mirabella, Hughes and Samuelson as the trustees.

     The compensation value of the 401(k) participation received by the below listed officers and directors is reflected in the Summary Compensation Table at the column labeled "Company 401(k) Contribution" at Item 10(a) hereof. The following table sets forth the number of shares of Common Stock contributed to the below referenced persons or groups of persons during the 401(k) Plan year ended December 31, 2002, Column (1), and for all years from inception of the Plan through Plan year ended December 31, 2002, Column (2).

                                            Shares Contributed by the Company
Name                                       and Held in Trust Under 401(K) Plan
----                                       -----------------------------------
OFFICERS AND DIRECTORS                       COLUMN (1)           COLUMN (2)
----------------------                       ----------           ----------
                                                                 (Aggregate)
Robert A. Lerman                              35,042               152,008
John F. Ferraro                               15,008                90,419
Robert I. Lieberman                              -0-                16,939
Anthony C. Mirabella(z)                          -0-                   -0-
John J. Hughes(z)                                -0-                   -0-
Fred H. Samuelson(z)                             -0-                   -0-

All officers and directors as a group(z)      50,050               259,366
    (6 persons)

                      Thermodynetics, Inc. Proxy Statement
                                     Page 7


Total Matching Contribution                  250,000             1,470,005
to all employees
(35 persons)

----------
     (z) Trustees of the 401(k) Plan. Excludes the aggregate shares held in trust by the trustees of the 401(k) Plan for all participating employees.

OTHER PLANS

     The Company does not have any pension or similar plan. See footnotes (1) and (4) to the cash compensation table as to the Company's employment contracts with Messrs. Lerman, Ferraro and Lieberman containing disability and termination payment provisions.

                              CERTAIN TRANSACTIONS

     During the last two (2) fiscal years, the Company has not been engaged in transaction(s) with any officers, directors, beneficial holders of more than 5% of its outstanding voting securities and entities with which they were affiliated, EXCEPT as presented below. None of the officers and directors of the Company are currently engaged in businesses competitive to the business of the Company. The Company's transactions with these individuals and entities in the fiscal year most recently ended are described below.

          WITH DIRECTORS AND OFFICERS, AND RELATED PERSONS.

     (A) On December 5, 2001 a total of 3,903,068 shares of common stock were issued to two officers/directors and one director upon the exercise and purchase of the shares underlying their 1995 stock options. The options had an exercise price of $0.055 per share, and each had an aggregate purchase price of $214,669. Messrs. Lerman and Ferraro exercised such stock options and each borrowed $107,150.01 from the Company to purchase the underlying shares of common stock on December 5, 2001. Such loans are evidenced by Commercial Promissory Notes each dated December 5, 2001; such notes bear interest at the variable-rate of interest published in The Wall Street Journal, Eastern Edition, under the designation "Money Rates" and shown as the "Prime Rate" or "base rate on corporate loans at large U.S. money-center commercial banks". The entire principal balance plus interest of the notes is due on January 15, 2007; the notes may be prepaid in whole or in part without penalty. The amount owed under the notes at June 1, 2003 for Mr. Lerman was $70,322, and for Mr. Ferraro was $70,322.

     (B) On March 4, 2003 the Company's Board of Directors approved the award of an aggregate of 195,000 shares ("2003 STOCK BONUS") effective March 27, 2003. The bonuses were valued at a price per share of $0.033 which equaled one-third of the closing price in the over-the-counter market on March 27, 2003. Of the total 195,000 shares, the five directors and one officer of the Company were issued 25,000 shares each, and 45,000 shares were reserved for issuance to three employees. See "Summary Compensation Table", "March 27, 2003 Stock Bonuses".

(C) On October 22, 2002 the board amended certain rights to a portion of the proceeds of sale of certain shares to expire and terminate on January 1, 2004, provided such directors do not sell any shares bearing such proceeds rights through December 31, 2003. See "Certain Rights to Proceeds".

LEGAL PROCEEDINGS

     There are no material legal proceedings known or threatened against the Company.

INFORMATION CONCERNING INDEPENDENT PUBLIC AUDITORS

     The firm of Mahoney Sabol & Company, LLP, certified public accountants, One State Street, 17th floor, Hartford, Connecticut 06103, audited the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended March 31, 2003. Mahoney Sabol & Company, LLP was first appointed to serve as the Company's

                      Thermodynetics, Inc. Proxy Statement
                                     Page 8


auditors and principal accountant on November 30, 2000. Representatives of such firm are not expected to be present at the Annual Meeting of Stockholders.

AUDIT AND NON-AUDIT FEES. Fees for professional audit services rendered by Mahoney Sabol & Company, LLP, for the audit of the Company's annual financial statements for the year ended March 31, 2003, the reviews of the financial statements included in the quarterly reports for that fiscal year and for tax provision preparation assistance, aggregated $34,000. All other fees for professional services rendered by Mahoney Sabol & Company, LLP consisting of research and federal and state tax return preparation, tax due diligence, and miscellaneous tax matters, aggregated $10,000.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Under current rules of the Securities and Exchange Commission, stockholders wishing to submit proposals for inclusion in the Proxy Statement of the Board of directors for the 2003 fiscal year end Annual Meeting of Stockholders must submit such proposals so as to be received by the Company at 651 Day Hill Road, Windsor, Connecticut 06095 on or before July 1, 2004.

FORM 10-KSB ANNUAL REPORT

     A copy of the Company's Annual Report on Form 10-KSB for the year ended March 31, 2003 as filed with the Securities and Exchange Commission may be obtained by any stockholder entitled to vote at the October 30, 2003 Annual Meeting of Stockholders by addressing a written request to the Secretary, Thermodynetics, Inc., 651 Day Hill Road, Windsor, Connecticut 06095.


                                  OTHER MATTERS

     Management does not know of any other matters which are likely to be brought before the Meeting. However, in the event that any other matters properly come before the Meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment on said matters.

                                          By Order of the Board of Directors

                                          THERMODYNETICS, INC.


                                          Robert A. Lerman
                                            PRESIDENT & CEO

Windsor, Connecticut 06095
September 9, 2003

PROXY      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS     PROXY

                   PLEASE SIGN AND RETURN THIS PROXY PROMPTLY

                              THERMODYNETICS, INC.

                ANNUAL MEETING OF STOCKHOLDERS - OCTOBER 30, 2003

     KNOW ALL MEN BY THESE PRESENTS,  that the undersigned  hereby appoints John
F. Ferraro and Robert A. Lerman, or any one of them acting in the absence of the other, as attorneys and proxies of the undersigned with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Thermodynetics, Inc., a Delaware corporation, to be held at the Company's principal offices at 651 Day Hill Road, Windsor, Connecticut 06095 at 9:30 A.M. (EST) on Thursday, October 30, 2003 and at any adjournments thereof, and to vote all shares of stock of said Company standing in the name of the undersigned with all the powers which the undersigned would possess if personally present at such meeting. The undersigned directs that this Proxy be voted as follows:

1.   To elect five (5) directors (Proposal One).

     Nominees: Robert A. Lerman, John F. Ferraro, Anthony C. Mirabella, John J. Hughes, Fred H. Samuelson

     FOR ALL   [ ]             FOR ALL, EXCEPT    [ ]
     AGAINST ALL    [ ]        LIST OF NOMINEES AGAINST: _______________________


2. In their discretion, on all other matters that may properly come before the meeting.

     AUTHORITY GRANTED    [ ]         AUTHORITY WITHHELD    [ ]
                                      (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                      Thermodynetics, Inc. Proxy Statement
                                     Page 2


     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE GIVEN FOR ANY ITEM, THIS PROXY WILL BE VOTED FOR THAT ITEM. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING. STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE.

                                             Dated:                         2003
                                                   -------------------------

                                             -----------------------------------

                                             -----------------------------------
                                                 (Signature of Stockholder)
                                             Please sign exactly as name appears
                                             on  this   Proxy.   If  shares  are
                                             registered  in more  than one name,
                                             the  signatures of all such persons
                                             are required.  A corporation should
                                             sign in its full  corporate name by
                                             a duly authorized officer,  stating
                                             the  title.  Trustees,   guardians,
                                             executors and administrators should
                                             sign in  their  official  capacity,
                                             giving their full title as such. If
                                             a  partnership,  please sign in the
                                             partnership's  name  by  authorized
                                             person.

                   PLEASE SIGN AND RETURN THIS PROXY PROMPTLY
     NO POSTAGE IS REQUIRED IF RETURNED IN THE ENCLOSED ENVELOPE AND MAILED
                              IN THE UNITED STATES
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS